Exhibit 16.1


ANDERSEN ANDERSEN & STRONG, L.C.                  941 East 3300 South, Suite 202
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Certified Public Accountants and Business            Salt Lake City, Utah, 84106
     Consultants                                         Telephone  801-486-0096
Member SEC Practice Section of the AICPA                        Fax 801-486-0098





February  24,  2004


United States Securities and Exchange  Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


To Whom it May Concern:

We have read Item 4 of Form 8-K dated December 15, 2002 of Standard Capital
Corporation and are in agreement with the statements contained therein.   We
have no basis to agree or disagree with other statements of the registrant contained in Form 8-K.


Yours very truly,

/s/  Andersen Andersen & Strong, L.C.